Exhibit 99.1

News Release	Koppers Holdings Inc.
436 Seventh Avenue Pittsburgh, PA 15219-1800
Tel 412 227 2001
www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Senior Vice President, Global Carbon Materials and Chemicals, Koppers Inc. and Chief Financial Officer, Koppers Holdings Inc.
412 227 2153
McCurrieBH@koppers.com

Koppers Holdings Inc. Reports First Quarter 2010 Results

First quarter sales increase one percent to $274 million

Carbon Materials & Chemicals sales increase 19 percent as

global end markets show improvement

Net income attributable to Koppers of $7.3 million compared to $4.1 million

PITTSBURGH, PA May 6, 2010 – Koppers Holdings Inc. (NYSE: KOP) today announced results for its fiscal 2010 first quarter.

The company’s sales for the first quarter increased one percent, or $1.6 million, to $274.3 million, as compared to $272.7 million for the prior year quarter. This increase was due to higher sales in the Carbon Materials and Chemicals (CM&C) segment, which increased 19 percent, or $27.8 million, partially offset by lower sales in the Railroad and Utility Products (R&UP) segment that decreased 21 percent, or $26.2 million. The increase in sales in CM&C was due mainly to higher volumes for carbon pitch and carbon black, higher prices for carbon black feedstock and phthalic anhydride, the stronger Australian dollar, and the acquisition of Cindu Chemicals BV, partially offset by lower prices for carbon pitch and lower volumes for creosote. Sales for R&UP were lower due primarily to lower volumes for untreated crossties as a result of higher than normal purchases by the Class I railroads in the prior year quarter, coupled with difficult weather conditions in the current year.

Net income attributable to Koppers for the quarter ended March 31, 2010, was $7.3 million or $0.36 per share as compared to net income attributable to Koppers of $4.1 million or $0.20 per share in the prior year quarter, due to higher sales and profits for CM&C and lower interest expense, partially offset by lower profits for R&UP due to lower volumes of untreated crossties. Adjusted net income and adjusted diluted earnings per share amounted to $8.2 million and $0.40 per share for the three months ended March 31, 2010, after excluding after-tax charges of

Page 2 – Koppers Reports First Quarter 2010 Results

$0.9 million comprised of $1.6 million of non-deductible acquisition costs and $1.6 million for a gain on sale of a wood treating plant in Australia, compared to $4.5 million and $0.22 per share in the prior year period after excluding after-tax charges of $0.2 million for an outage at a co-generation facility in Muncy, Pennsylvania. A reconciliation of net income attributable to Koppers to adjusted net income and earnings per share to adjusted earnings per share are attached to this press release.

Adjusted EBITDA for the quarter ended March 31, 2010, was $24.9 million after excluding $1.6 million of charges for expensed acquisition costs and $1.6 million for the gain on sale of land for a former wood treating facility in Australia, compared to adjusted EBITDA of $24.8 million in the first quarter of 2009 after excluding $0.4 million of charges for an outage at a co-generation facility. Adjusted EBITDA was impacted by higher sales and profits for CM&C, which was largely offset by a decrease in sales and profits for R&UP. A reconciliation of adjusted EBITDA to EBITDA and EBITDA to net income is attached to this press release.

Commenting on the quarter, President and CEO Walter W. Turner said, “I was very pleased with the performance of our Carbon Materials and Chemicals business, as it achieved stronger positive results compared to the prior year. Generally speaking, we are seeing greater stability in these end markets with some improvement in certain geographic regions and product lines. As anticipated, our Railroad and Utility Products business declined from an exceptionally strong prior year quarter that was further impacted by severe weather conditions. While we expect some additional impact in the second quarter in our railroad business, due to residual timing issues in the procurement of crossties, we do expect to see crosstie procurement increase in the second half of 2010 to meet what we believe to be consistent crosstie insertion targets for 2010 and 2011. We see signs that global end-market demand is increasing for most of our products and are optimistic that continuing economic recovery will lead to stronger trends later this year and into 2011.”

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, May 6, 2010, beginning at 11:00 a.m. EDT to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing (866) 225 8754 in the US/Canada or +1 (480) 629 9692 for International, Conference ID number 4275134. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the call’s completion at (800) 406 7325 or +1 (303) 590 3030, Conference ID number 4275134. The recording will be available for replay through May 20, 2010.

The live broadcast of Koppers conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194019&eventID=2976651. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com, www.streetevents.com and www.earnings.com shortly after the live call and continuing through May 20, 2010.

Page 3 – Koppers Reports First Quarter 2010 Results

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, the Netherlands, Australia and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Brian H. McCurrie at 412 227 2153 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, general economic and business conditions, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability of key raw materials and unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Attachments

Page 4 – Koppers Reports First Quarter 2010 Results

Koppers Holdings Inc.

Unaudited Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Net sales	$274.3	$272.7
Cost of sales (excluding items below)	233.7	233.9
Depreciation and amortization	6.4	6.0
Selling, general and administrative expenses	17.4	14.4

Operating profit	16.8	18.4
Other income (loss)	1.7	—
Interest expense	6.9	10.2

Income before income taxes	11.6	8.2
Income taxes	4.2	3.4

Income from continuing operations	7.4	4.8
Loss on sale of discontinued operations, net of tax	—	(0.2)

Net income	7.4	4.6
Net income attributable to non-controlling interests	0.1	0.5

Net income attributable to Koppers	$7.3	$4.1

Earnings per common share attributable to Koppers common shareholders:
Basic-
Continuing operations	$0.36	$0.21
Discontinued operations	—	(0.01)

Earnings per basic common share	$0.36	$0.20

Diluted-
Continuing operations	$0.36	$0.21
Discontinued operations	—	(0.01)

Earnings per diluted common share	$0.36	$0.20

Weighted average shares outstanding (in thousands):
Basic	20,473	20,429
Diluted	20,632	20,479

Dividends declared per common share	$0.22	$0.22

Page 5 – Koppers Reports First Quarter 2010 Results

Koppers Holdings Inc.

Unaudited Condensed Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	March 31, 2010	December 31, 2009
Assets
Cash and cash equivalents	$23.5	$58.4
Short-term investments	—	4.4
Accounts receivable, net of allowance of $0.4 and $0.5	133.1	102.5
Income tax receivable	21.1	37.1
Inventories, net	157.6	152.7
Deferred tax assets	8.5	8.5
Other current assets	17.8	17.4

Total current assets	361.6	381.0
Equity in non-consolidated investments	4.7	4.7
Property, plant and equipment, net	154.6	149.3
Goodwill	69.0	61.6
Deferred tax assets	24.4	25.9
Other assets	26.1	21.9

Total assets	$640.4	$644.4

Liabilities
Accounts payable	$82.7	$67.3
Accrued liabilities	54.0	59.8
Dividends payable	4.5	4.5
Short-term debt and current portion of long-term debt	0.2	0.2

Total current liabilities	141.4	131.8
Long-term debt	314.6	335.1
Other long-term liabilities	121.7	122.7

Total liabilities	577.7	589.6
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 21,243,698 and 21,124,212 shares issued	0.2	0.2
Additional paid-in capital	134.1	127.2
Retained deficit	(34.6)	(37.3)
Accumulated other comprehensive loss	(23.6)	(22.7)
Treasury stock, at cost; 699,082 and 669,340 shares	(24.5)	(23.6)

Total Koppers stockholders’ equity	51.6	43.8
Noncontrolling interests	11.1	11.0

Total equity	62.7	54.8

Total liabilities and equity	$640.4	$644.4

Page 6 – Koppers Reports First Quarter 2010 Results

Koppers Holdings Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Cash provided by (used in) operating activities:
Net income	$7.4	$4.6
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	6.8	6.5
Gain on sale of fixed assets	(1.6)	—
Deferred income taxes	1.0	(1.7)
Equity income, net of dividends received	—	0.1
Change in other liabilities	(0.8)	3.7
Non-cash interest expense	0.1	4.6
Stock-based compensation	0.9	0.8
Other	0.2	—
(Increase) decrease in working capital:
Accounts receivable	(22.4)	(1.3)
Inventories	1.5	14.7
Accounts payable	6.8	(13.5)
Accrued liabilities and other working capital	16.3	3.1

Net cash provided by operating activities	$16.2	$21.6

Cash provided by (used in) investing activities:
Capital expenditures	$(2.5)	$(3.8)
Acquisitions	$(22.3)	$—
Net cash proceeds from divestitures and asset sales	1.7	—

Net cash used in investing activities	$(23.1)	$(3.8)

Cash provided by (used in) financing activities:
Borrowings of revolving credit	$25.8	$—
Repayments of revolving credit	(46.9)	—
Repayments of long-term debt	(0.1)	—
Repurchases of common stock	(0.9)	—
Payment of deferred financing costs	(0.1)	—
Dividends paid	(4.5)	(4.5)

Net cash used in financing activities	$(26.7)	$(4.5)

Effect of exchange rates on cash	(1.3)	(0.2)

Net increase (decrease) in cash and cash equivalents	$(34.9)	$13.1

Cash and cash equivalents at beginning of year	58.4	63.1

Cash and cash equivalents at end of period	$23.5	$76.2

Page 7 – Koppers Reports First Quarter 2010 Results

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended March 31,
	2010	2009
Net sales:
Carbon Materials & Chemicals	$173.3	$145.5
Railroad & Utility Products	101.0	127.2

Total	$274.3	$272.7
Operating profit:
Carbon Materials & Chemicals	$10.7	$6.5
Railroad & Utility Products	6.7	12.3
Corporate	(0.6)	(0.4)

Total	$16.8	$18.4
Operating margin:
Carbon Materials & Chemicals	6.2%	4.5%
Railroad & Utility Products	6.6%	9.7%

Total	6.1%	6.7%
Adjusted operating profit (1):
Carbon Materials & Chemicals	$12.3	$6.5
Railroad & Utility Products	6.7	12.7
All Other	(0.6)	(0.4)

Total	$18.4	$18.8
Adjusted operating margin:
Carbon Materials & Chemicals	7.1%	4.5%
Railroad & Utility Products	6.6%	10.0%

Total	6.7%	6.9%

(1)	S,G&A for Carbon Materials & Chemicals for the three months ended March 31, includes $1.6 million of expensed acquisition costs. Cost of sales for Railroad & Utility Products for the three months ended March 31, 2009 includes $0.4 million for an outage at a co-generation facility in Muncy, Pennsylvania.

Koppers believes that adjusted net income and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Page 8 – Koppers Reports First Quarter 2010 Results

KOPPERS HOLDINGS INC.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND

ADJUSTED NET INCOME

(In millions)

	Three Months Ended March 31,
	2010	2009
Net income attributable to Koppers	$7.3	$4.1

Charges impacting pre-tax income (1)
Cindu acquisition costs expensed (non-deductible)	1.6	—
Gain on sale of Thornton	(1.6)	—
Co-generation plant outage	—	0.4

Total charges above impacting pre-tax income	—	0.4
Charges impacting net income, net of tax benefit at 54%	0.9	0.2

Adjusted net income including discontinued operations	$8.2	$4.3

Discontinued operations	—	0.2

Adjusted net income	$8.2	$4.5

(1)	S,G&A for the three months ended March 31, 2010 includes $1.6 million for expensed acquisition costs, and Other income for the three months ended March 31, 2010 includes $1.6 million for the gain on sale of our wood treating facility in Thornton, NSW, Australia. Cost of sales for the three months ended March 31, 2009 includes $0.4 million for an outage at a co-generation facility in Muncy, Pennsylvania.

KOPPERS HOLDINGS INC.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED DILUTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended March 31,
	2010	2009
Net income attributable to Koppers	$7.3	$4.1

Adjusted net income including discontinued operations (from above)	$8.2	$4.3

Adjusted net income (from above)	$8.2	$4.5

Denominator for diluted earnings per share (000s)	20,632	20,479

Earnings per share:
Diluted earnings per share	$0.36	$0.20
Adjusted diluted earnings per share including discontinued operations	$0.40	$0.21
Adjusted diluted earnings per share	$0.40	$0.22

Page 9 – Koppers Reports First Quarter 2010 Results

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended March 31,
	2010	2009
Net income	$7.4	$4.6
Interest expense	6.9	10.2
Depreciation and amortization	6.4	6.0
Income tax provision	4.2	3.4
Discontinued operations	—	0.2

EBITDA with noncontrolling interests	24.9	24.4
Unusual items impacting net income (1)
Cindu acquisition costs expensed (non-deductible)	1.6	—
Gain on sale of Thornton	(1.6)	—
Co-generation plant outage	—	0.4

Adjusted EBITDA with noncontrolling interests	$24.9	$24.8

(1)	S,G&A for the three months ended March 31, 2010 includes $1.6 million for expensed acquisition costs, and Other income for the three months ended March 31, 2010 includes $1.6 million for the gain on sale of our wood treating facility in Thornton, NSW, Australia. Cost of sales for the three months ended March 31, 2009 includes $0.4 million for an outage at a co-generation facility in Muncy, Pennsylvania.